Exhibit 99.1

TRANSMONTAIGNE PARTNERS L.P. TO PARTICIPATE IN THE 2016 MLPA ANNUAL INVESTOR CONFERENCE

Thursday, May 26, 2016	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced that Fred Boutin, Chief Executive Officer, and Robert Fuller, Chief Financial Officer, will be participating in the MLPA 2016 Annual Investor Conference in Orlando, Florida on June 2-3, 2016. The slide presentation to be referenced at the conference will be available on TransMontaigne Partners’ website at www.transmontaignepartners.com in the Investor Information/Management Presentation section.  Management is scheduled to present at 10:30 a.m. (EDT) on Thursday, June 2, 2016.  A live webcast of the presentation will be available by accessing http://wsw.com/webcast/naptp9/tlp.  A replay of the live broadcast will be available for up to 90 days by accessing the link above.

CONTACT:

TransMontaigne Partners L.P.

(303) 626-8200

Frederick W. Boutin, Chief Executive Officer

Robert T. Fuller, Chief Financial Officer

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport. News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.  Additional important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 10, 2016.

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1670 Broadway • Suite 3100 • Denver, CO 80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  • P. O. Box 5660 • Denver, CO 80217-5660

www.transmontaignepartners.com